U.S. Bancorp Investor Relations

Exhibit 99.1

U.S. Bancorp (ticker USB, exchange: New York Stock Exchange) News Release-11/12/2002

U.S. Bancorp Segregates Audit Functions; Appoints New External Auditors for 2003

MINNEAPOLIS—(BUSINESS WIRE)—Nov. 12, 2002—U.S. Bancorp announced today that its external and internal audit services previously performed by PricewaterhouseCoopers LLP will be segregated beginning in 2003, as required under the Sarbanes-Oxley Act. Under that Act, independent accountants will no longer be permitted to provide clients with integrated audit services encompassing both functions.

Accordingly, U.S. Bancorp’s Audit Committee has reaffirmed its engagement of PricewaterhouseCoopers LLP to continue performing internal audit services under the direction of the company’s internal audit team, and intends to engage Ernst & Young LLP as its independent auditors with respect to U.S. Bancorp’s public financial statements in 2003.

As part of this transition, PricewaterhouseCoopers LLP will complete the audit of U.S. Bancorp’s financial statements for the year ending December 31, 2002. Upon filing of U.S. Bancorp’s Annual Report on Form 10-K during the first quarter of 2003, Ernst & Young LLP will assume the external audit function.

Minneapolis-based U.S. Bancorp (NYSE:USB), with assets in excess of $174 billion, is the 8th largest financial services holding company in the United States. The company operates 2,133 banking offices and 4,680 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bancorp is home of the Five Star Service Guarantee which assures customers of certain key banking benefits and services or customers will be paid for their inconvenience. U.S. Bancorp is the parent company of U.S. Bank. Visit U.S. Bancorp on the web at usbank.com.

CONTACT: U.S. Bancorp

Steve Dale (Media), 612/303-0784 H.D. McCullough (Analysts), 612/303-0786 Judith Murphy (Analysts), 612/303-0783